UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

December 16, 2018

Date of Report (date of earliest event reported)

Overstock.com, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-49799	87-0634302
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

799 West Coliseum Way

Midvale, Utah 84047

(Address of principal executive offices)

(801) 947-3100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐                Emerging growth company

☐            If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 7.01 Regulation FD Disclosure

Overstock.com, Inc. “Overstock” announces that it will hold an informational webcast for its shareholders on December 17, 2018 from 2:30 PM (MT) to 3:00 PM (MT). The event will include discussion and Q&A with members of the company’s executive leadership team regarding recent developments with GSR Capital. Interested shareholders are invited to send their written questions to Overstock’s Investor Relations team at IR@Overstock.com before the webcast.

Webcast Information

To access the live webcast, please visit the Events & Presentations tab on the company’s Investor Relations website, http://investors.overstock.com. To listen to the conference call via telephone, dial (877) 673-5346 and enter the audience passcode 1682898 when prompted. Participants outside the U.S. or Canada who do not have Internet access should dial +1 (724) 498-4326 and enter the audience passcode provided above.

Letter to Shareholders from Patrick M. Byrne, President, CEO, and Founder

Dear Shareholders,

I write to lay out for you the status of our stock purchase transaction with GSR and our progress with GSR as a strategic partner. GSR Capital did not close the GSR Stock purchase transaction nor enter definitive agreements on December 15, 2018 as GSR had stipulated in its August 5, 2018 term sheets with Overstock and tZERO. GSR’s leadership has informed me that GSR still intends to close this deal and is committed to this transaction and our partnership. GSR leadership tells me a key partner from outside of China needed more time to participate in the deal. Given the four-month period from when our initial term sheets were signed with GSR, I am, of course, as disappointed as any shareholder. Although it is uncertain whether the transaction with GSR will close at the same amounts we previously disclosed or at all, we have granted GSR an extension, at its request, until February 28, 2019 to close the transaction. We will continue to work with GSR in good faith during this extension because we value the work they have done and the potential of our partnership.

WHY WE ARE PARTNERING WITH GSR

In the second quarter we announced that we had received a letter of intent from GSR, a significant Hong Kong investment firm, to invest in the tZERO security token offering. GSR was interested in gaining a large see-through interest on tZERO’s economics and partnering to scale tZERO into major capital markets across Asia. While our token issuance was bringing in plenty of capital to meet tZERO’s needs to build its security token ecosystem and Digital Locate Receipt software, the combination of GSR’s capital and its outstanding connections offered tZERO the ability to scale in the most lucrative blockchain capital market outside of the US. In particular, GSR is well-connected in the renewable energy and battery sectors and has a compelling vision for using tokenized smart contracts to automate the purchasing process in rare materials such industries use, such as a cobalt. We think that tokenizing and proving an Asian exchange for cobalt and other rare minerals could be extraordinarily attractive. We are announcing separately today (see attached press release) that GSR has retained tZERO to tokenize the offering of hundreds of millions of dollars’ worth of cobalt in Asia during 2019.

THE PROCESS WITH GSR TO DATE

As we moved through the process of bringing GSR into tZERO’s security token offering, GSR became interested in diversifying its investment in tZERO to include both tZERO and Overstock.com common equity. To achieve that diversified investment, GSR signed a binding agreement to buy $30 million of tZERO security tokens by May 2019. GSR also signed a term sheet agreement to buy up to 18% of tZERO common equity and up to 10% of Overstock.com common stock. This term sheet agreement called on the parties to finalize these contemplated transactions by December 15, 2018 to give GSR ample time to complete due diligence and for all of Overstock, tZERO and GSR to prepare our strategic work together before GSR consummated its investment.

GSR then proceeded to a due diligence period in which it studied our operations and team. During that period, GSR also introduced to tZERO a number of potential business partners and customers in Hong Kong, Korea, Japan, and Singapore. Starting in November, GSR transitioned from due diligence to working with tZERO on a business partnership relating to the cobalt offering and developing the definitive documents for the GSR investments. By December 14, all the parties had incorporated each other’s concerns in the documents to a largely satisfactory level when GSR contacted us and asked for an extension to allow a key partner in the cobalt initiative from outside of China to participate in the deal. Even though the partner in question is well known to us and will be a valuable part of our ecosystem, it was both frustrating to us, as it likely is to you, that the delay came at the eleventh hour.

WHERE THAT LEAVES US TODAY

Despite our concerns (which no doubt you share), we have decided to grant GSR the time requested to onboard this additional partner (who we think will in fact be a highly valuable participant in the ecosystem). Additionally, in a display of commitment to our partnership, GSR has signed a retainer agreement with tZERO to ensure the cobalt offering is not delayed by this extension on the GSR investment. While we are appreciative of GSR’s commitment and excited about the opportunity in cobalt offering, we do acknowledge to you our shareholders that one should not assume the arrival of GSR’s investment until it arrives.

Despite that fact tZERO is well capitalized to pursue its planned initiatives. The security token offering we closed has left tZERO with sufficient runway and the platform is progressing on schedule. With the addition of the retainer from GSR, we will also be able to pursue the cobalt opportunity without drawing from capital needed for US operations.

While this is not the update we hoped to share, we remain as enthusiastic as ever about the opportunities in front of us. The chance to tokenize up to $200 million worth of cobalt sales in 2019, as a way of entering the market for rare earths with Asian investors, is one of the most exciting initiatives on the blockchain today. As we have said before, the business opportunities available in Asia through GSR and its partners remain a most exciting part of our relationship.

I have made many mistakes over the last twenty years. But one mistake I will not make will be to underfund tZERO. We are acutely aware of the interest in Security Tokens globally, and even how in the last two months that interest is exploding in Asia. We have been here for four years getting everything ready. We released the world’s first private blockchain security (the $5 million bond with First New York in 2015 and OSTKP, in December of 2016). 2017 was the year the world detoured into ICOs, but we kept building for regulated securities, and in 2018 conducted our highly successful Security Token Offering. We are wrapping up development of the security token trading platform in the next couple of weeks, and, subject to finalizing regulatory review, plan to unveil it to the world early in the new year. We are enthusiastic about the role GSR will play, but we believe we are prepared to be successful either way.

Very respectfully,

Patrick

Item 9.01. Financial Statements and Exhibits

(d)    Exhibits.

The following exhibit is furnished with this report:

99.1	Press release issued December 17, 2018.

Special Cautionary Note Regarding Forward-Looking Statements:

This Current Report on Form 8-K and attached Press Release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are therefore entitled to the protection of the safe harbor provisions of these laws. These forward-looking statements involve risks and uncertainties and relate to future events or our future financial or operating performance. These forward-looking statements are inherently difficult to predict. Actual results could differ materially for a variety of reasons. The forward-looking statements include all statements other than statements of historical fact, and include all statements in the Form 8-K and press release about the possibility that GSR Capital will participate in tZERO’s Security Token Offering, the terms of any such participation, and the use of any proceeds of any such participation, and also include statements in the Form 8-K and press release regarding tZERO’s participation in the cobalt offering and anticipated financial results of such offering. The Form 10-K and our subsequent filings with the Securities and Exchange Commission identify important factors that could cause our actual results to differ materially from those contained in our projections, estimates and other forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSTOCK.COM, INC.

By:	/s/ E. Glen Nickle
E. Glen Nickle
Vice President, Legal, and General Counsel
Date:	December 17, 2018